Alamo Group Inc.
Nonqualified Deferred Compensation Plan
1.Establishment of Plan. Alamo Group Inc. (the “Company”) hereby adopts and establishes an unfunded deferred compensation plan for a select group of key management or highly compensated employees of the Company and its Affiliates which shall be known as the Alamo Group Inc. Nonqualified Deferred Compensation Plan (the “Plan”).
2.Purpose of Plan. The purpose of the Plan is to provide a select group of management or highly compensated employees (within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA) of the Company and its Affiliates who contribute significantly to the future business success of the Company with supplemental retirement income benefits through discretionary Company contributions.
3.Definitions.
“Acceleration Events” is defined in Section 9.1 hereof.
“Account” means a hypothetical bookkeeping account established in the name of each Participant and maintained by the Company to reflect the Participant’s interests under the Plan. The only Account currently available under the Plan is a Discretionary Contribution Account.
“Affiliate” means any corporation, trade or business which is treated as a single employer with the Company under Sections 414(b) or 414(c) of the Code and any other entity designated by the Committee as an “Affiliate” for purposes of the Plan.
“Base Salary” means the annual rate of base pay paid by the Company or an Affiliate to or for the benefit of the Participant for services rendered.
“Beneficiary” means any person or entity, designated in accordance with Section 14.7, entitled to receive benefits which are payable upon or after a Participant’s death pursuant to the terms of the Plan.
“Board” means the Board of Directors of the Company, as constituted from time to time.
“Bonus Compensation” means any cash compensation earned by a Participant for services rendered by a Participant under any bonus or cash incentive plan maintained by the Company or an Affiliate.
“Cause” means:
(i) the Participant’s willful failure to comply with any valid and legal directive of the Company;
701204.000003 4908-9358-3728.5

Sensitivity: Confidential

(ii) the Participant’s willful engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, materially injurious to the Company or its affiliates;
(iii) the Participant’s embezzlement, misappropriation, or fraud, whether or not related to the Participant’s employment with the Company;
(iv) the Participant’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude, if such felony or other crime is work-related, materially impairs the Participant’s ability to perform services for the Company, or results in material harm to the Company or its affiliates; or
(v) the Participant’s material violation of the Company’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct.
“Change in Control” means the occurrence of any one of the following events:
(i)    A transaction or series of transactions (other than an offering of the Company’s shares of Common Stock to the general public through a registration statement filed with the United States Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(ii)    During any period of two (2) consecutive years, individuals who, on the Effective Date, constitute the Board of the Company (the “Incumbent Board”) cease for any reason to constitute a majority of the number of directors then serving on the Board; provided, however, that any new director who was appointed or elected by the Incumbent Board or by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date, or whose appointment, election or nomination for election was previously so approved or recommended, shall be considered as though such person were a member of the Incumbent Board; or;
(iii)    There is consummated a merger or consolidation of the Company or any subsidiary with any other corporation (in one or a series of related transactions), other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding securities; or
(iv)    There is consummated one or more sales, leases, exchanges, or other transfers (in one or a series of related transactions) of all or substantially all of the Company’s assets.
Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Change in Control hereunder if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) where all or substantially all of the persons or group that beneficially own all or substantially all of the combined voting power of the Company’s voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company in substantially the same proportions of their ownership after the transaction..
“Claimant” has the meaning set forth in Section 15.
“Code” means the U.S. Internal Revenue Code of 1986, as amended, or any successor statute, and the Treasury Regulations and other authoritative guidance issued thereunder.
“Committee” means the Compensation Committee of the Board or, if no such committee exists, the Board.
“Company” means Alamo Group Inc., a Delaware corporation, or any successor thereto.
“Determination Date” means the last Valuation Date of the month preceding the payment date.
“Disabled or Disability” means that a Participant is: (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (b) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Affiliates; or (c) determined to be totally disabled by the Social Security Administration.
“Discretionary Contribution” means the amount the Company contributes to the Plan on behalf of a Participant, pursuant to Section 5.1.
“Discretionary Contribution Account” means the account maintained for each Participant to record the Discretionary Contributions made to the Plan pursuant to Section 5.1.
“Effective Date” means January 1, 2026.
“Employee” means an employee of the Company.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“FICA Amount” has the meaning set forth in Section 10.1(c).
“Participant” means an eligible employee who is selected by the Committee to participate in the Plan. Participation in the Plan is limited to a select group of the Company’s key management or highly compensated employees.
“Payment Event” has the meaning set forth in Section 8.1.
“Plan” means this Alamo Group Inc. Nonqualified Deferred Compensation Plan, as amended from time to time.
“Plan Year” means the twelve consecutive month period which begins on January 1 and ends on the following December 31.
“Separation from Service” has the meaning set forth in Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. Section 1.409A-1(h) including the default presumptions thereunder.
“Specified Employee” has the meaning set forth in Section 409A(a)(2)(B)(i) of the Code and Treas. Reg. Section 1.409A-1(i).
“Specified Employee Payment Date” has the meaning set forth in Section 8.6.
“State, Local and Foreign Tax Amount” has the meaning set forth in Section 10.1(f).
“Valuation Date” means each business day of the Plan Year.
“Year of Service” means each twelve (12) consecutive month period of a Participant’s continuous employment with the Company or an Affiliate, to be calculated beginning on the date the Participant commences participation in the Plan or such other date as determined by the Committee.
4.Eligibility; Participation.
4.1Requirements for Participation. Upon recommendation of the Company CEO, the Committee shall select those Employees (if any) who shall be Participants for such Plan Year.
4.2Benefits of Participation. A Participant is eligible to receive Discretionary Contributions in accordance with Section 5.
4.3Cessation of Participation. If a Participant ceases to be eligible for a Plan Year, then Participant shall not receive any further Discretionary Contributions. The Committee, in its discretion, may award a partial or pro-rata Discretionary Contribution for partial Plan Year eligibility.
5.Company Contributions.
5.1Discretionary Contributions. Each Plan Year the Company may, but need not, make a Discretionary Contribution to the Plan on behalf of a Participant based on 6% of the Participant’s total Base Salary and Bonus Compensation. Any Discretionary Contribution shall be credited to the Participant’s Discretionary Contribution Account. The Company is under no obligation to make a Discretionary Contribution for a Plan Year. Discretionary Contributions need not be uniform among Participants.
6.Accounts and Earnings.
6.1Establishment of Accounts. The Company shall establish and maintain an Account for each Participant. The Company may establish more than one Account on behalf of any Participant as deemed necessary by the Committee for administrative purposes.
6.2Earnings. Each Account shall earn interest daily based on an interest benchmark as determined by the Committee in its sole discretion. Earnings shall be computed on each Valuation Date. The amount paid to a Participant on the payment date shall be determined as of the applicable Determination Date.
6.3Nature of Accounts. Participants do not have any real or beneficial ownership in any Accounts. A Participant’s Account is solely a device for the measurement and determination of the amounts to be paid to the Participant pursuant to the Plan and shall not constitute or be treated as a trust fund of any kind.
6.4Statements. Each Participant shall be provided with statements setting out the amounts in their Account which shall be delivered at such intervals determined by the Committee.
7.Vesting.
7.1Vesting of Discretionary Contributions. Participants shall be vested in their Discretionary Contributions and any earnings thereon in accordance with the following schedule:

Years of Service	Vested Percentage
Less than 3 years	0%
3 years or more	100%
Notwithstanding the vesting schedule set out above, the Committee may, in its discretion, establish a different vesting schedule that will apply to Discretionary Contributions made to the Plan on behalf of any Participant for any Plan Year.
7.2Vesting of Accounts Upon a Change in Control. Notwithstanding any other provision of the Plan, in the event of a Change in Control, all Accounts shall immediately become 100% vested.
8.Payment of Participant Accounts.
8.1In General. Payment of a Participant’s vested Account shall be made (or commence, in the case of installments) on the earliest to occur of the following events (each a “Payment Event”):
(a)The Participant’s Separation from Service;
(b)The Participant’s death; and
(c)The Participant’s Disability.
8.2Timing of Valuation. The value of a Participant’s Account on the payment date shall be determined as of the applicable Determination Date.
8.3Forfeiture of Unvested Account Balances. Unless otherwise determined by the Committee, and subject to Section 7.2, a Participant’s unvested Account balance shall be forfeited upon the occurrence of a Payment Event.
8.4Forfeiture of Account Balances on Termination for Cause. A Participant’s vested and unvested Account balances shall be forfeited upon an involuntary termination of employment for Cause, and the Participant will receive no benefit under this Plan.
8.5Timing of Payments. Except as otherwise provided in this Section 8, payments shall be made or commence within 90 days following a Payment Event.
8.6Timing of Payments to Specified Employees. Notwithstanding anything in the Plan to the contrary, if a Participant is a Specified Employee as of the date of their Separation from Service, then no distribution of such Participant’s Account shall be made upon the Participant’s Separation from Service until the first payroll date of the seventh month following the Participant’s Separation from Service (or, if earlier, upon the date of the Participant’s death) (the “Specified Employee Payment Date”).
8.7Form of Payment. Amounts will be paid in a single lump sum.
8.8Medium of Payment. Any payment from a Participant’s Account shall be made in cash.
9.Acceleration Events.

9.1Permissible Acceleration Events. Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, may accelerate payment of all or a portion of a Participant’s vested Account upon the occurrence of any of the events (“Acceleration Events”) set forth in this Section 9. The Committee’s determination of whether payment may be accelerated in accordance with this Section 9 shall be made in accordance with Treas. Reg. Section 1.409A-3(j)(4).
(a)Domestic Relations Orders. The Committee may accelerate payment of a Participant’s vested Account to the extent necessary to comply with a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).
(b)Limited Cashouts. The Committee may accelerate payment of a Participant’s vested Account to the extent that (i) the aggregate amount in the Participant’s Account does not exceed the applicable dollar amount under Section 402(g)(1)(B) of the Code, (ii) the payment results in the termination of the Participant’s entire interest in the Plan and any plans that are aggregated with the Plan pursuant to Treas. Reg. Section 1.409A-1(c)(2), and (iii) the Committee’s decision to cash out the Participant’s Account is evidenced in writing no later than the date of payment.
(c)Payment of Employment Taxes. The Committee may accelerate payment of all or a portion of a Participant’s vested Account (i) to pay the Federal Insurance Contributions Act (FICA) tax imposed under Sections 3010, 3121(a) and 3121(v)(2) of the Code (the “FICA Amount”), or (ii) to pay the income tax at source on wages imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state, local or foreign tax laws as a result of the payment of the FICA Amount and the additional income tax at source on wages attributable to the pyramiding Section 3401 wages and taxes; provided, however, that the total payment under this Section 9.1(c) shall not exceed the FICA Amount and the income tax withholding related to the FICA Amount.
(d)Payment Upon Income Inclusion. The Committee may accelerate payment of all or a portion of a Participant’s vested Account to the extent that the Plan fails to meet the requirements of Section 409A of the Code; provided that, the amount accelerated shall not exceed the amount required to be included in income as a result of the failure to comply with Section 409A of the Code.
(e)Termination of the Plan. The Committee may accelerate payment of all or a portion of a Participant’s vested Account upon termination of the Plan in accordance with Treas. Reg. Section 1.409A-3(j)(4)(ix).
(f)Payment of State, Local or Foreign Taxes. The Committee may accelerate payment of all or a portion of a Participant’s vested Account for:
(i)the payment of state, local or foreign tax obligations arising from participation in the Plan that relate to an amount deferred under the Plan before the amount is paid or made available to the Participant (the “State, Local and Foreign Tax Amount”); provided, however, the accelerated payment amount shall not exceed the taxes due as a result of participation in the Plan, and/or
(ii)the payment of income tax at source on wages imposed under Section 3401 of the Code as a result of such payment and the payment of the additional income tax at source on wages imposed under Section 3401 of the Code attributable to the additional Section 3401 wages and taxes; provided however, the accelerated payment amount shall not exceed the aggregate of the

State, Local and Foreign Tax Amount and the income tax withholding related to such amount.
(g)Certain Offsets. The Committee may accelerate payment of all or a portion of the Participant’s vested Account to satisfy a debt of the Participant to the Company or an Affiliate incurred in the ordinary course of the service relationship between the Company and the Participant; provided, however, the amount accelerated shall not exceed $5,000 and the payment shall be made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.
(h)Bona Fide Disputes as to Right to Payment. The Committee may accelerate payment of all or a portion of a Participant’s vested Account where the payment is part of a settlement between the Company or an Affiliate and the Participant of an arm’s length, bona fide dispute as to the Participant’s right to the deferred amount.
(i)Ethics or Conflicts of Interest. The Committee may accelerate payment of all or a portion of a Participant’s vested Account to comply with bona fide foreign ethics or conflicts of interest law.
(j)Federal Debt Collection Laws. The Committee may accelerate payment of all of a portion of a Participant’s vested Account to comply with federal debt collection laws.
10.Payments to Beneficiaries. Notwithstanding any other provision of the Plan, the Committee may accelerate the payment of all or a portion of a Participant’s vested Account in connection with the death or Disability of a Beneficiary who has become entitled to payment of a Participant’s Account under the Plan pursuant to Section 14.7 hereof. Payments made pursuant to this Section 10 shall be subject to the same terms and conditions as payments made to Participants pursuant to Section 8 hereof.
11.Section 162(m) of the Code. If the Committee reasonably anticipates that if a payment were made as scheduled under the Plan it would result in a loss of the Company’s tax deduction due to the application of Section 162(m) of the Code, such payment can be delayed and paid (a) during the Participant’s first taxable year in which the Committee reasonably anticipates that the Company’s tax deduction will not be limited or eliminated by the application of Section 162(m) of the Code or (b) subject to Section 8.6, during the period beginning with the Participant’s Separation from Service and ending on the later of the last day of the Company’s taxable year in which the Participant separates from service or the 15th day of the third month following the Participant’s Separation from Service.
12.Plan Administration.
12.1Administration by Committee. The Plan shall be administered by the Committee which shall have the authority to:
(a)construe and interpret the Plan and apply its provisions;
(b)promulgate, amend and rescind rules and regulations relating to the administration of the Plan;
(c)authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(d)determine whether any Discretionary Contributions will be made to the Plan on behalf of any Participants with respect to any Plan Year and the amount of any such contributions;
(e)select, subject to the limitations set forth in the Plan, those Employees who shall be Participants;
(f)calculate any deemed earnings;
(g)interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to the Plan; and
(h)exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.
12.2Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and any such determinations may be made selectively among Participants. Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations with regard to the amount, terms or conditions of any Discretionary Contribution.
12.3Committee Decisions Final. Subject to Section 15, all decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
12.4Indemnification. No member of the Committee or any designee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan except for any liability arising from their own willful malfeasance, gross negligence or reckless disregard of their duties.
13.Amendment and Termination.
13.1The Board may, at any time, and in its discretion, alter, amend, modify, suspend or terminate the Plan or any portion thereof; provided, however, that no such amendment, modification, suspension or termination shall, without the consent of a Participant, adversely affect such Participant’s rights with respect to amounts credited to or accrued in their Account and provided, further, that, no payment of benefits shall occur upon termination of the Plan unless the requirements of Section 409A of the Code have been met.
14.Miscellaneous.
14.1No Employment or Other Service Rights. Nothing in the Plan or any instrument executed pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate or interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time with or without notice and with or without cause.
14.2Tax Withholding. The Company and its Affiliates shall have the right to deduct from any amounts otherwise payable under the Plan any federal, state, local, or other applicable taxes required to be withheld.

14.3Governing Law. The Plan shall be administered, construed and governed in all respects under and by the laws of Texas, without reference to the principles of conflicts of law (except and to the extent preempted by applicable Federal law).
14.4Section 409A of the Code. The Company intends that the Plan comply with the requirements of Section 409A of the Code and shall be operated and interpreted consistent with that intent. Notwithstanding the foregoing, the Company makes no representation that the Plan complies with Section 409A of the Code and shall have no liability to any Participant for any failure to comply with Section 409A of the Code.
This Plan shall constitute an “account balance plan” as defined in Treas. Reg. Section 31.3121(v)(2)-1(c)(1)(ii)(A). For purposes of Section 409A of the Code, all amounts deferred under this Plan shall be aggregated with amounts deferred under other account balance plans.
14.5General Asset. All amounts provided under the Plan shall be paid from the general assets of the Company and no separate fund shall be established to secure payment. Notwithstanding the foregoing, the Company may, but need not, establish a rabbi trust to assist it in funding any Plan obligations.
14.6No Warranties. Neither the Company nor the Committee warrants or represents that the value of any Participant’s Account will increase. Each Participant assumes the risk in connection with the deemed investment of their Account.
14.7Beneficiary Designation. Each Participant under the Plan may from time to time name any Beneficiary or Beneficiaries to receive the Participant’s interest in the Plan in the event of the Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a Participant fails to designate a Beneficiary, then the Participant’s designated Beneficiary shall be deemed to be the Participant’s estate.
14.8No Assignment. Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, anticipate or otherwise encumber, transfer, hypothecate or convey any amounts payable hereunder prior to the date that such amounts are paid (except for the designation of beneficiaries pursuant to Section 14.7).
14.9Expenses. The costs of administering the Plan shall be paid by the Company.
14.10Severability. If any provision of the Plan is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected.
14.11Headings and Subheadings. Headings and subheadings in the Plan are for convenience only and are not to be considered in the construction of the provisions hereof.
15.Claims Procedures (For Claims For Benefits Other Than Disability-Related Benefits).
15.1Filing a Claim. Any Participant or other person claiming an interest in the Plan (the “Claimant”) may file a claim in writing with the Committee. The Committee shall review the claim itself or appoint an individual or entity to review the claim.

15.2 Claim Decision. The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is approved or denied, unless the Committee determines that special circumstances beyond the control of the Plan require an extension of time, in which case the Committee may have up to an additional ninety (90) days to process the claim. If the Committee determines that an extension of time for processing is required, the Committee shall furnish written or electronic notice of the extension to the Claimant before the end of the initial ninety (90) day period. Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Committee expects to render its decision.
15.3Notice of Denial. If the Committee denies the claim, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:
(a)The specific reason(s) for the denial;
(b)Specific reference to the pertinent Plan provisions on which such denial is based;
(c)A description of any additional material or information necessary for the Claimant to perfect their claim and an explanation of why such material or information is necessary;
(d)A description of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the claim on appeal; and
(e)If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.
15.4Appeal Procedures. A request for appeal of a denied claim must be made in writing to the Committee within sixty (60) days after receiving notice of denial. The decision on appeal will be made within sixty (60) days after the Committee’s receipt of a request for appeal, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for appeal. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision. The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Committee. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.
15.5Notice of Decision on Appeal. If the Committee denies the appeal, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:
(a)The specific reason(s) for the denial;
(b)Specific references to the pertinent Plan provisions on which such denial is based;
(c)A statement that the Claimant may receive on request all relevant records at no charge;

(d)A description of the Plan’s voluntary procedures and deadlines, if any;
(e)A statement of the Claimant’s right to sue under Section 502(a) of ERISA; and
(f)If an internal rule was relied on to make the decision, either a copy of the internal rule or a statement that this information is available at no charge upon request.
15.6Claims Procedures Mandatory. The internal claims procedures set forth in this Section 16 are mandatory. If a Claimant fails to follow these claims procedures, or to timely file a request for appeal in accordance with this Section 16, the denial of the Claim shall become final and binding on all persons for all purposes.
16.Claims Procedures for Disability-Related Benefits.
16.1Filing a Claim. Any Claimant may file a claim in writing with the Committee for disability-related benefits. The Committee shall review the claim itself or appoint an individual or entity to review the claim.
16.2Claim Decision. The Claimant shall be notified within forty-five (45) days after the claim is filed whether the claim is approved or denied, unless the Committee determines that special circumstances beyond the control of the Plan require an extension of time, in which case the Committee may have up to two additional thirty (30) day periods to make a decision. If the Committee determines that an extension of time for processing is required, the Committee shall furnish written or electronic notice of the extension to the Claimant before the end of the initial forty-five (45) day period. Any notice of extension shall describe the special circumstances necessitating the additional time and the date by which the Committee expects to render its decision.
16.3Notice of Denial. If the Committee denies the claim, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:
(a)The specific reason(s) for the denial;
(b)Specific reference to the pertinent Plan provisions on which such denial is based;
(c)A description of any additional material or information necessary for the Claimant to perfect their claim and an explanation of why such material or information is necessary;
(d)A discussion of the decision that includes the basis for disagreeing with or not following:
(i)the views presented by health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;
(ii)the views of medical or vocational experts whose advice was obtained on the Plan’s behalf, regardless of whether the advice was relied on in making the benefit denial; and
(iii)a disability determination made by the Social Security Administration (SSA), if presented to the Plan.

(e)If the decision was based on medical necessity or experimental treatment (or a similar exclusion or limit), either:
(i)an explanation of the scientific or clinical judgment for the denial, applying the plan terms to the Claimant’s medical circumstances; or
(ii)a statement that this explanation will be provided free of charge upon request.
(f)Either the specific internal rules, guidelines, protocols, standards, or other similar criteria of the Plan relied on in making the denial, or notice that such rules, guidelines, protocols, standards, or other similar criteria of the Plan do not exist.
(g)Notice that the Claimant are entitled to receive (on request and free of charge) reasonable access to and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits.
(h)A description of the Plan’s appeal procedures and deadlines applicable to these procedures, including a statement of the Claimant’s right to sue under ERISA Section 502(a) following a denial on appeal.
16.4Claimants are guaranteed the right to present evidence and testimony regarding their claim during the review process.
16.5Filing an Appeal. A request for appeal of a denied claim must be made in writing to the Committee within 180 days after receiving notice of denial. The decision on appeal will be made within forty-five (45) days after the Committee’s receipt of a request for appeal, unless special circumstances require an extension of time for processing, in which case the Committee may have an additional forty-five (45) day period to make a decision. A notice of such an extension must be provided to the Claimant within the initial forty-five (45) day period and must explain the special circumstances and provide an expected date of decision.
16.6On appeal, the review will consider all submitted information, regardless of whether the information was submitted or consulted in the initial decision. The review will not provide deference to the initial decision. The appeal will be conducted by an appropriate named fiduciary, who is not the person who made the initial decision or the subordinate of that person.
16.7For claims involving medical judgment, including decisions about whether a treatment or drug is experimental, investigational, or not medically necessary, the Plan’s named fiduciary will consult with a health care professional who:
(a)Has appropriate training and experience in the area of medicine involved.
(b)Was not consulted during the initial denial.
(c)Is not a subordinate of the person who made the initial denial.
16.8The Plan will identify the medical or other experts who were consulted when making the benefit determination, regardless of whether the expert’s advice was relied on in making the determination.

16.9Before a benefit denial is issued on appeal, the Claimant will be provided (free of charge) with any new or additional evidence considered, relied on, or generated by the Plan, insurer, or other person making the benefit determination (or at the direction of the Plan, insurer, or other person) regarding the claim. The Claimant will be provided any new or additional evidence as soon as possible and sufficiently in advance of the date the appeal denial notice is due, so that the Claimant has a reasonable opportunity to respond.
16.10Before a benefit denial is issued on appeal, if the denial is issued based on a new or additional rationale, the Claimant will be provided, free of charge, with the rationale. The Claimant will be provided with the rationale as soon as possible and sufficiently in advance of the date on which the appeal denial notice is due, so that the Claimant has a reasonable opportunity to respond.
16.11Notice of Decision on Appeal. If the Committee denies the appeal, it must provide to the Claimant, in writing or by electronic communication, a notice which includes:
(a)The specific reason or reasons why the appeal is denied.
(b)A reference to the specific Plan provisions on which the denial is based.
(c)A discussion of the decision that includes the basis for disagreeing with or not following:
(i)the views presented by health care professionals treating the Claimant and vocational professionals who evaluated the Claimant;
(ii)the views of medical or vocational experts whose advice was obtained on the Plan’s behalf in connection with the Claimant’s benefit denial, regardless of whether the advice was relied on in making the benefit denial; and
(iii)a disability determination made by the SSA regarding the Claimant, if presented to the Plan.
(d)If the decision was based on medical necessity or experimental treatment (or a similar exclusion or limit), either:
(i)an explanation of the scientific or clinical judgment for the denial, applying the plan terms to the claimant’s medical circumstances; or
(ii)a statement that this explanation will be provided free of charge upon request.
(e)Either the specific internal rules, guidelines, protocols, standards, or other similar criteria of the plan relied on in making the denial, or notice that such rules, guidelines, protocols, standards, or other similar criteria of the plan do not exist.
(f)A statement of the Claimant’s right to sue under ERISA Section 502(a), including a description of any contractual limitations period relevant to the right to sue, with the calendar date on which the contractual limitations period expires for the claim.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Alamo Group Inc. has adopted this Plan as of the Effective Date written above.

ALAMO GROUP INC.
By: Name: Title:

DESIGNATION OF BENEFICIARY

I hereby designate the person, trust, or other entity named below as my beneficiary pursuant to Section 14.7 of the Alamo Group Inc. Nonqualified Deferred Compensation Plan. I intend that the named beneficiary receive all sums which may be due to me under the Plan in the event of my death.

    Name of Beneficiary:            ___________________________

    Current Address of Beneficiary:    ___________________________

___________________________

This designation of beneficiary hereby revokes and terminates any prior designation of beneficiary made by me under the Plan.

______________________________________
    (Signature of Plan Participant)

    ______________________________________
    (Typed or printed name of Plan Participant)

______________________________________
(Date Signed)